Worthington Enterprises Reports Third Quarter Fiscal 2026 Results

COLUMBUS, Ohio (March 24, 2026) – Worthington Enterprises Inc. (NYSE: WOR), a designer and manufacturer of market-leading building and consumer products that improve everyday life by elevating spaces and experiences, today reported results for its fiscal 2026 third quarter ended February 28, 2026.

Recent Developments and Third Quarter Highlights (all comparisons to the third quarter of fiscal 2025):

•
Net sales were $378.7 million, an increase of 24%.
•
Net earnings increased 15% to $45.1 million, while adjusted net earnings increased 7% to $48.5 million and adjusted EBITDA grew 15% to $84.6 million.
•
Earnings per share on a fully-diluted basis (“EPS – diluted”) improved to $0.92 from $0.79 per share, while adjusted EPS – diluted increased to $0.98 from $0.91 per share.
•
Operating cash flow increased 8% to $61.9 million, while free cash flow improved 8% to $48.1 million.
•
Repurchased 100,000 common shares for $5.4 million, leaving 4,915,000 common shares available for repurchase under the company’s existing authorization.
•
Declared a quarterly dividend of $0.19 per common share payable on June 29, 2026, to shareholders of record at the close of business on June 15, 2026.
•
Acquired LSI Group (“LSI”), a market-leading manufacturer of standing seam metal roof clips and retrofit components in the commercial metal roof market on January 16, 2026, for approximately $205.0 million, subject to closing adjustments.

“We delivered another quarter of strong, resilient performance, achieving year-over-year growth in adjusted EPS and EBITDA for the sixth consecutive quarter,” said Worthington Enterprises President and CEO Joe Hayek. “Our teams delivered solid organic growth across both segments, driving meaningfully higher sales and earnings. We were happy to welcome the LSI team to Worthington when the acquisition closed in January, and we are excited about the contributions they are already making to our Building Products segment.”

Worthington Enterprises

March 24, 2026

Financial highlights for the current year and prior year quarters are as follows:

(U.S. dollars in millions, except per share amounts)	3Q 2026	3Q 2025
GAAP Financial Measures
Net sales	$378.7	$304.5
Operating income	31.5	20.9
Earnings before income taxes	60.1	52.6
Net earnings	45.1	39.3
EPS – diluted	0.92	0.79
Net cash provided by operating activities	61.9	57.1

Non-GAAP Financial Measures (1)
Adjusted operating income	$35.2	$26.2
Adjusted EBITDA	84.6	73.8
Adjusted net earnings	48.5	45.3
Adjusted EPS – diluted	0.98	0.91
Free cash flow	48.1	44.4

(1) Refer to the “GAAP / Non-GAAP Reconciliations” and the “Use of Non-GAAP Financial Measures and Definitions” sections of this release for additional information regarding the use of non-GAAP financial measures and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Consolidated Quarterly Results

Net sales for the third quarter of fiscal 2026 increased $74.2 million, or 24.4%, over the prior year quarter to $378.7 million, driven by higher overall volumes and the impact of acquisitions, which contributed $32.2 million to net sales in the current year quarter. Excluding the impact of acquisitions, net sales increased $42.0 million, or 13.8% compared to the prior year quarter.

Operating income increased $10.7 million to $31.5 million, reflecting higher net sales and improved fixed cost absorption in the company’s wholly owned businesses. On an adjusted basis, operating income increased $9.0 million in the third quarter of fiscal 2026 to $35.2 million compared to the prior year quarter, primarily due to higher volumes and contributions from recent acquisitions.

Equity in net income of unconsolidated affiliates decreased $1.4 million from the prior year quarter to $30.7 million, on lower contributions from ClarkDietrich, which were down $3.8 million, partially offset by higher contributions from WAVE, which were up $2.1 million.

Income tax expense was $15.0 million in the third quarter of fiscal 2026, compared to $13.2 million in the prior year quarter. The increase was driven by higher pre-tax earnings. Income tax expense in the third quarter of fiscal 2026 reflects an estimated annual effective tax rate of 24.3%, compared to 24.4% in the prior year quarter.

Balance Sheet and Cash Flow

Total debt at quarter end was $312.0 million, an increase of $9.2 million compared to May 31, 2025, due to an increase in short-term borrowings to fund acquisitions and the remeasurement of the company’s euro-denominated notes. The company had $4.8 million outstanding under its revolving credit facility as of February 28, 2026, leaving $495.2 million available for future use and providing substantial liquidity.

The company ended the quarter with cash and cash equivalents of $6.0 million, a decrease of $244.1 million from May 31, 2025, primarily driven by the acquisitions of Elgen Manufacturing (“Elgen”) and LSI. During the third quarter of fiscal 2026, the company generated operating cash flow of $61.9 million, of which $13.8 million was invested in capital expenditures, resulting in free cash flow of $48.1 million, up from $44.4 million in the prior year quarter. Capital expenditures in the current year quarter included approximately $4.1 million related to ongoing facility modernization projects.

Worthington Enterprises

March 24, 2026

Quarterly Segment Results

Building Products generated net sales of $223.9 million in the current year quarter, an increase of $59.0 million, or 35.8%, over the prior year quarter. The increase was driven by higher overall volumes and the impact of acquisitions, which contributed $32.2 million to net sales in the current year quarter. Excluding the impact of acquisitions, net sales in Building Products increased $26.8 million, or 16.3% compared to the prior year quarter. Adjusted EBITDA increased $5.6 million from the prior year quarter to $58.8 million, driven by the impact of higher net sales, partially offset by lower overall contributions of equity in net income of unconsolidated affiliates, primarily related to ClarkDietrich.

Consumer Products generated net sales of $154.8 million in the current year quarter, an increase of $15.1 million, or 10.8%, over the prior year quarter, driven by higher volumes and higher average selling prices. Adjusted EBITDA in Consumer Products increased $6.8 million from the prior year quarter to $35.5 million, driven by the impact of higher net sales.

Outlook

“As we approach the end of our fiscal year and look ahead to fiscal 2027, we believe we are very well positioned,” Hayek said. “The continued efforts of our teams to bring innovative solutions to our customers support our organic growth. Consistent free cash flow generation and a strong balance sheet provide the flexibility to pursue additional growth opportunities aligned with our strategy. We will continue to prioritize disciplined capital deployment and remain focused on delivering sustainable growth and long-term shareholder value.”

Conference Call

The company will review fiscal 2026 third quarter results during its quarterly conference call on March 25, 2026, at 8:30 a.m. Eastern Time. Details regarding the conference call can be found on the company website at www.WorthingtonEnterprises.com.

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. The company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes heating and cooling, cooking, construction and water solutions, and building systems including HVAC and metal roofing components, architectural and acoustical grid ceilings, and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, BPD, Coleman® (propane cylinders), CoMet®, Elgen, Garden Weasel®, General®, HALO™, Hawkeye™, LEVEL5 Tools®, Logan Stampings, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Roof Hugger®, Well-X-Trol® and XLite™, among others.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Worthington Enterprises

March 24, 2026

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; effects of pandemics and widespread health crises and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on the company’s customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations; effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts, terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability, foreign currency exchange rate exposure and the acceptance of the company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, which may negatively impact the company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; the level of imports and import prices in the company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, which may increase the company’s healthcare and other

Worthington Enterprises

March 24, 2026

costs and negatively impact the company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws, which may increase the company’s costs and negatively impact the company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025.

Forward-looking statements should be construed in the light of such risks. The company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, readers should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per common share amounts)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2026	2025	2026	2025
Net sales	$378,677	$304,524	$1,009,836	$835,878
Cost of goods sold	269,203	215,277	733,449	610,077
Gross profit	109,474	89,247	276,387	225,801
Selling, general and administrative expense	75,745	63,005	217,031	196,959
Restructuring and other expense, net	2,186	5,374	6,306	9,152
Operating income	31,543	20,868	53,050	19,690
Other income (expense):
Miscellaneous income (expense), net	(316)	258	(4,602)	809
Interest expense, net	(1,828)	(628)	(3,363)	(2,150)
Equity in net income of unconsolidated affiliates	30,715	32,081	96,490	102,129
Earnings before income taxes	60,114	52,579	141,575	120,478
Income tax expense	14,994	13,240	34,605	29,122
Net earnings	45,120	39,339	106,970	91,356
Net loss attributable to noncontrolling interest	(343)	(324)	(969)	(820)
Net earnings attributable to controlling interest	$45,463	$39,663	$107,939	$92,176

Basic
Weighted average common shares outstanding	49,073	49,377	49,167	49,443
Earnings per share attributable to controlling interest	$0.93	$0.80	$2.20	$1.86

Diluted
Weighted average common shares outstanding	49,665	49,981	49,822	50,171
Earnings per share attributable to controlling interest	$0.92	$0.79	$2.17	$1.84

Cash dividends declared per common share	$0.19	$0.17	$0.57	$0.51

CONSOLIDATED BALANCE SHEETS

WORTHINGTON ENTERPRISES, INC.

(In thousands)

	February 28,	May 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$5,979	$250,075
Receivables, less allowances of $1,062 and $907, respectively	231,878	215,824
Inventories
Raw materials	104,684	80,522
Work in process	8,087	9,408
Finished products	84,817	79,463
Total inventories	197,588	169,393
Income taxes receivable	25,374	12,720
Prepaid expenses and other current assets	43,044	37,358
Total current assets	503,863	685,370
Investments in unconsolidated affiliates	118,678	129,262
Operating lease assets	44,703	22,699
Goodwill	499,492	376,480
Other intangible assets, net of accumulated amortization of $101,791 and $88,887, respectively	327,353	190,398
Other assets	24,900	20,717
Property, plant and equipment:
Land	8,746	8,703
Buildings and improvements	136,279	132,742
Machinery and equipment	409,609	372,798
Construction in progress	57,206	33,326
Total property, plant and equipment	611,840	547,569
Less: accumulated depreciation	307,291	277,343
Total property, plant and equipment, net	304,549	270,226
Total assets	$1,823,538	$1,695,152

Liabilities and equity
Current liabilities:
Accounts payable	$107,386	$103,205
Short-term borrowings	4,792	-
Accrued compensation, contributions to employee benefit plans and related taxes	43,062	43,864
Dividends payable	9,833	9,172
Other accrued items	39,659	34,478
Current operating lease liabilities	7,950	6,014
Income taxes payable	554	109
Total current liabilities	213,236	196,842
Other liabilities	58,462	53,364
Distributions in excess of investment in unconsolidated affiliate	109,592	103,767
Long-term debt	307,256	302,868
Noncurrent operating lease liabilities	37,681	17,173
Deferred income taxes, net	94,751	82,901
Total liabilities	820,978	756,915
Shareholders' equity - controlling interest	1,002,479	937,187
Noncontrolling interest	81	1,050
Total equity	1,002,560	938,237
Total liabilities and equity	$1,823,538	$1,695,152

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2026	2025	2026	2025
Operating activities:
Net earnings	$45,120	$39,339	$106,970	$91,356
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,552	11,950	41,402	35,707
Provision for (benefit from) deferred income taxes	4,294	(8,016)	7,812	(10,871)
Bad debt (income) expense	(97)	1,128	112	3,189
Equity in net income of unconsolidated affiliates, net of distributions	4,064	3,089	8,991	10,810
Net (gain) loss on sale of assets	(17)	(21)	2,995	(547)
Stock-based compensation	3,752	2,924	10,504	12,787
Unrealized loss on investment in marketable securities	340	-	1,584	-
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	(16,973)	(18,553)	3,870	(9,023)
Inventories	10,998	14,128	(1,699)	15,558
Accounts payable	6,612	46	(3,365)	(12,600)
Accrued compensation and employee benefits	13,658	8,838	(820)	(4,628)
Other operating items, net	(24,365)	2,279	(23,838)	15,592
Net cash provided by operating activities	61,938	57,131	154,518	147,330

Investing activities:
Investment in property, plant and equipment	(13,794)	(12,704)	(39,421)	(37,494)
Acquisitions, net of cash acquired	(212,191)	-	(304,426)	(88,156)
Proceeds from sale of assets, net of selling costs	18	59	18	13,444
Investment in non-marketable equity securities, net of distributions	(58)	(833)	(113)	(2,873)
Net cash used by investing activities	(226,025)	(13,478)	(343,942)	(115,079)

Financing activities:
Dividends paid	(9,341)	(8,422)	(27,540)	(25,507)
Repurchase of common shares	(5,374)	(6,170)	(25,328)	(21,052)
Net proceeds from short-term borrowings	4,792	-	4,792	-
Principal payments on long-term obligations	(284)	-	(760)	-
Proceeds from issuance of common shares, net of tax withholdings	(15)	(22)	(5,836)	(7,073)
Net cash used by financing activities	(10,222)	(14,614)	(54,672)	(53,632)
(Decrease) increase in cash and cash equivalents	(174,309)	29,039	(244,096)	(21,381)
Cash and cash equivalents at beginning of period	180,288	193,805	250,075	244,225
Cash and cash equivalents at end of period	$5,979	$222,844	$5,979	$222,844

WORTHINGTON ENTERPRISES, INC.

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2026	2025	2026	2025
Net sales
Building Products	$223,850	$164,810	$616,147	$461,821
Consumer Products	154,827	139,714	393,689	374,057
Consolidated	$378,677	$304,524	$1,009,836	$835,878

Adjusted EBITDA
Building Products	$58,825	$53,187	$171,766	$141,578
Consumer Products	35,452	28,625	66,887	61,884
Total reportable segments	94,277	81,812	238,653	203,462
Other (1)	(2,107)	(2,417)	(5,080)	(3,309)
Unallocated Corporate	(7,555)	(5,616)	(21,269)	(20,247)
Consolidated	$84,615	$73,779	$212,304	$179,906

Adjusted EBITDA margin
Building Products	26.3%	32.3%	27.9%	30.7%
Consumer Products	22.9%	20.5%	17.0%	16.5%
Consolidated	22.3%	24.2%	21.0%	21.5%

Equity income by unconsolidated affiliate
WAVE (2)	$27,096	$25,012	$85,778	$77,478
ClarkDietrich (2)	5,726	9,486	15,792	27,960
Other (1)	(2,107)	(2,417)	(5,080)	(3,309)
Consolidated	$30,715	$32,081	$96,490	$102,129

(1)
Other includes the equity earnings of Taxi Workhorse, LLC and the SES joint venture.
(2)
Equity income contributed by WAVE and ClarkDietrich is included in Building Products segment results.

WORTHINGTON ENTERPRISES, INC.

GAAP / NON-GAAP RECONCILIATIONS

(Dollars in thousands, except per share amounts)

For more information regarding the non-GAAP financial measures, including details of the definition update made in the third quarter of fiscal 2026, refer to the “Use of Non-GAAP Financial Measures and Definitions” section of this release.

Consolidated Results – Adjusted Earnings per Share – Diluted

	Three Months Ended February 28, 2026
		Earnings
		Before	Income
	Operating	Income	Tax	Net	Diluted
	Income	Taxes	Expense	Earnings (1)	EPS (1)
GAAP	$31,543	$60,114	$14,994	$45,463	$0.92
Amortization of inventory step-up (2)	1,500	1,500	(367)	1,133	0.02
Restructuring and other expense, net	2,186	2,186	(512)	1,674	0.03
Unrealized loss on investment in marketable securities (4)	-	340	(84)	256	0.01
Non-GAAP	$35,229	$64,140	$15,957	$48,526	$0.98

	Three Months Ended February 28, 2025
		Earnings
		Before	Income
	Operating	Income	Tax	Net	Diluted
	Income	Taxes	Expense	Earnings (1)	EPS (1)
GAAP	$20,868	$52,579	$13,240	$39,663	$0.79
Restructuring and other expense, net	5,374	5,374	295	5,669	0.12
Non-GAAP	$26,242	$57,953	$12,945	$45,332	$0.91

	Nine Months Ended February 28, 2026
		Earnings
		Before	Income
	Operating	Income	Tax	Net	Diluted
	Income	Taxes	Expense	Earnings (1)	EPS (1)
GAAP	$53,050	$141,575	$34,605	$107,939	$2.17
Amortization of inventory step-up (2)	3,651	3,651	(888)	2,763	0.06
Restructuring and other expense, net	6,306	6,306	(1,292)	5,014	0.11
Loss on partial sale of investment in SES (3)	-	2,950	-	2,950	0.06
Unrealized loss on investment in marketable securities (4)	-	1,584	(385)	1,199	0.01
Non-GAAP	$63,007	$156,066	$37,170	$119,865	$2.41

	Nine Months Ended February 28, 2025
		Earnings
		Before	Income
	Operating	Income	Tax	Net	Diluted
	Income	Taxes	Expense	Earnings (1)	EPS (1)
GAAP	$19,690	$120,478	$29,122	$92,176	$1.84
Amortization of inventory step-up	1,477	1,477	(369)	1,108	0.02
Restructuring and other expense, net	9,152	9,152	(632)	8,520	0.17
Non-GAAP	$30,319	$131,107	$30,123	$101,804	$2.03

Consolidated Results – Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2026	2025	2026	2025
Net earnings (GAAP)	$45,120	$39,339	$106,970	$91,356
Plus: Net loss attributable to noncontrolling interest	343	324	969	820
Net earnings attributable to controlling interest	45,463	39,663	107,939	92,176
Interest expense, net	1,828	628	3,363	2,150
Income tax expense	14,994	13,240	34,605	29,122
EBIT (5)	62,285	53,531	145,907	123,448
Amortization of inventory step-up (2)	1,500	-	3,651	1,477
Restructuring and other expense, net	2,186	5,374	6,306	9,152
Loss on partial sale of investment in SES (3)	-	-	2,950	-
Unrealized loss on investment in marketable securities (4)	340	-	1,584	-
Adjusted EBIT (5)	66,311	58,905	160,398	134,077
Depreciation and amortization	14,552	11,950	41,402	35,707
Stock-based compensation (6)	3,752	2,924	10,504	10,122
Adjusted EBITDA (non-GAAP)	$84,615	$73,779	$212,304	$179,906

Net earnings margin (GAAP)	11.9%	12.9%	10.6%	10.9%
Adjusted EBITDA margin (non-GAAP)	22.3%	24.2%	21.0%	21.5%

(1)
Excludes the impact of noncontrolling interest.
(2)
Reflects the amortization of the step-up to fair market value of acquired inventory related to the LSI and Elgen acquisitions in fiscal 2026 and the Ragasco acquisition in fiscal 2025. The company updated the definition of its non-GAAP financial measures to exclude inventory step-up charges in the third quarter of fiscal 2026. All previously reported amounts have been recast to conform to this change. Additional information is available in the “Use of Non-GAAP Financial Measures and Definitions” section at the end of the release.

(3)
Reflects the loss incurred in connection with divestment of the company’s 49% interest in the composite assets of its SES joint venture on October 14, 2025. In exchange for the company’s interest in the divested assets, it received common shares in both Hexagon Composites and Hexagon Purus.
(4)
Reflects the unrealized loss associated with the marketable securities noted in footnote (3) above.
(5)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate the company's performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of net earnings to adjusted EBITDA, which is a non-GAAP financial measure used by management.
(6)
Excludes $2.7 million of stock-based compensation reported in restructuring and other expense, net in the company’s consolidated statement of earnings for the nine months ended February 28, 2025 related to the accelerated vesting of certain outstanding equity awards upon retirement of a key employee.

Consolidated Results - Free Cash Flow

The following tables provide a reconciliation of net cash provided by operating activities to free cash flow and the calculation of operating cash flow conversion to free cash flow conversion for the three and nine months ended February 28, 2026 and 2025.

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2026	2025	2026	2025
Net cash provided by operating activities (GAAP)	$61,938	$57,131	$154,518	$147,330
Investment in property, plant, and equipment	(13,794)	(12,704)	(39,421)	(37,494)
Free cash flow (non-GAAP)	$48,144	$44,427	$115,097	$109,836

Net earnings attributable to controlling interest (GAAP)	$45,463	$39,663	$107,939	$92,176
Adjusted net earnings attributable to controlling interest (non-GAAP)	$48,526	$45,332	$119,865	$101,804

Operating cash flow conversion (GAAP) (1)	136%	144%	143%	160%
Free cash flow conversion (non-GAAP)	99%	98%	96%	108%

(1)
Operating cash flow conversion is defined as net cash provided by operating activities divided by net earnings attributable to controlling interest.

WORTHINGTON ENTERPRISES, INC.

USE OF NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

NON-GAAP FINANCIAL MEASURES. These materials include certain financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures typically exclude items that management believes are not reflective of, and thus should not be included when evaluating the performance of the company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate ongoing performance, engage in financial and operational planning, and determine incentive compensation. Management believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the company’s ongoing operations and should not be considered as an alternative to the comparable GAAP financial measure. Additionally, management believes these non-GAAP financial measures allow for meaningful comparisons and analysis of trends in the company’s businesses and enables investors to evaluate operations and future prospects in the same manner as management.

Beginning in the third quarter of fiscal 2026, the company updated its definition of adjusted operating income, adjusted net earnings, adjusted EBITDA, and adjusted EPS – diluted to exclude the acquisition-related amortization of inventory step-up charges. Prior periods have been recast for comparability.

The following provides an explanation of each non-GAAP financial measure presented in these materials:

Adjusted operating income (loss) is defined as operating income (loss) excluding the items listed below, to the extent naturally included in operating income (loss).

Adjusted net earnings is defined as net earnings attributable to controlling interest excluding the after-tax effect of the excluded items outlined below.

Adjusted EPS – diluted is defined as adjusted net earnings divided by diluted weighted-average common shares outstanding for the applicable period.

Adjusted EBITDA is the measure by which management evaluates segment performance and overall profitability. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA excludes additional items including, but not limited to, those listed below, as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of ongoing operations. Adjusted EBITDA also excludes stock-based compensation due to its non-cash nature, which is consistent with how management assesses operating performance and determines incentive compensation. At the segment level, adjusted EBITDA includes expense allocations for centralized corporate back-office functions that exist to support the day-to-day business operations. Public company and other governance costs are held at the corporate level within the unallocated corporate and other category.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Free cash flow is a non-GAAP financial liquidity measure that is used by the company to assess its ability to generate cash beyond what is required for its business operations and capital expenditures. The company defines free cash flow as net cash flows from operating activities less investment in property, plant, and equipment.

Free cash flow conversion is a non-GAAP financial measure that is used by the company to measure how much of its adjusted net earnings attributable to controlling interest is converted into cash. The company defines free cash flow conversion as free cash flow divided by adjusted net earnings.

EXCLUSIONS FROM NON-GAAP FINANCIAL MEASURES

Management believes it is useful to exclude the following items from its non-GAAP financial measures for its own and investors’ assessment of the business for the reasons identified below. Additionally, management may exclude other items from non-GAAP financial measures that do not occur in the ordinary course of the company’s ongoing business operations and note them in the reconciliation from net earnings to the non-GAAP financial measure adjusted EBITDA.

•
Amortization of inventory step-up represents the increase in inventory fair value associated with the company’s acquisitions. The increase in inventory fair value is amortized to cost of sales over the period that the related inventory is sold. The amortization of inventory step-up is excluded because it is a non-cash expense that is not indicative of ongoing operating results.
•
Impairment charges are excluded because they do not occur in the ordinary course of the company’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, which management believes facilitates the comparison of historical, current and forecasted financial results.
•
Restructuring activities consist of established programs that are intended to fundamentally change the company’s operations, and as such are excluded from its non-GAAP financial measures. The company’s restructuring programs may include closing or consolidating production facilities or moving manufacturing of a product to another location, realignment of the management structure of a business unit in response to changing market conditions or general rationalization of headcount. The company’s restructuring activities generally give rise to employee-related costs, such as severance pay, and facility-related costs, such as exit costs and gains or losses on asset disposals but may include other incremental costs associated with the company’s restructuring activities. Restructuring and other expense, net, may also include other nonrecurring items included in operating income but incremental to the company’s normal business activities. These items are excluded because they are not indicative of the ongoing operations of the company’s underlying business.
•
Loss on partial sale of investment in SES, which resulted from the divestiture of the company’s 49% interest in the Composites business of SES, is excluded because it did not occur in the normal course of business and is inherently predictable in timing and amount.
•
Unrealized losses on marketable equity securities represents the net impact of unrealized losses resulting from mark-to-market adjustments on the company’s marketable equity securities. The company excludes this activity because it is not reflective of on-going operating activity and does not provide a meaningful evaluation of operating performance.

UPDATE TO NON-GAAP DEFINITIONS - ADJUSTMENTS FOR AMORTIZATION OF INVENTORY STEP-UP

Beginning in the third quarter of fiscal 2026, the company updated its definitions of adjusted operating income, adjusted net earnings, adjusted EBITDA, and adjusted EPS – diluted to exclude the acquisition-related amortization of inventory step-up charges.

The following tables reflect updates made to the company’s non-GAAP financial measures previously disclosed for fiscal 2024, fiscal 2025 and the first two quarters of fiscal 2026 as a result of the company’s change to exclude the impact of the amortization of inventory step-ups. All dollar amounts are presented in thousands except per share amounts and are on a continuing operations basis.

Fiscal 2024

					Fiscal
Adjusted operating income	Q1	Q2	Q3	Q4	2024
As reported	$4,758	$2,366	$7,978	$5,789	$20,891
Impact of adjustment	-	-	50	-	50
Updated	$4,758	$2,366	$8,028	$5,789	$20,941

					Fiscal
Adjusted net earnings	Q1	Q2	Q3	Q4	2024
As reported	$37,250	$28,514	$40,190	$37,508	$143,462
Impact of adjustment	-	-	38	-	38
Updated	$37,250	$28,514	$40,228	$37,508	$143,500

					Fiscal
Adjusted EBITDA	Q1	Q2	Q3	Q4	2024
As reported	$65,915	$55,044	$66,872	$63,168	$250,999
Impact of adjustment	-	-	50	-	50
Updated	$65,915	$55,044	$66,922	$63,168	$251,049

Due to the insignificant magnitude of the amortization of inventory step-up charges in fiscal 2024, there was no change to the reported adjusted EPS – diluted amount.

Fiscal 2025

					Fiscal
Adjusted operating income (loss)	Q1	Q2	Q3	Q4	2025
As reported	$(3,541)	$6,141	$26,242	$21,780	$50,622
Impact of adjustment	1,477	-	-	-	1,477
Updated	$(2,064)	$6,141	$26,242	$21,780	$52,099

					Fiscal
Adjusted net earnings	Q1	Q2	Q3	Q4	2025
As reported	$25,121	$30,242	$45,333	$53,097	$153,793
Impact of adjustment	1,108	-	-	19	1,127
Updated	$26,229	$30,242	$45,333	$53,116	$154,920

					Fiscal
Adjusted EBITDA	Q1	Q2	Q3	Q4	2025
As reported	$48,437	$56,213	$73,779	$85,060	$263,489
Impact of adjustment	1,477	-	-	-	1,477
Updated	$49,914	$56,213	$73,779	$85,060	$264,966

					Fiscal
Adjusted EPS − Diluted	Q1	Q2	Q3	Q4	2025
As reported	$0.50	$0.60	$0.91	$1.06	$3.07
Impact of adjustment	0.02	-	-	-	0.02
Updated	$0.52	$0.60	$0.91	$1.06	$3.09

Fiscal 2026

					YTD
Adjusted operating income	Q1	Q2	Q3	Q4	Fiscal 2026
As reported	$11,719	$13,908	$35,229	N/A	$60,856
Impact of adjustment	2,151	-	N/A	N/A	2,151
Updated	$13,870	$13,908	$35,229	N/A	$63,007

					YTD
Adjusted net earnings	Q1	Q2	Q3	Q4	Fiscal 2026
As reported	$37,247	$32,460	$48,526	N/A	$118,233
Impact of adjustment	1,638	(6)	N/A	N/A	1,632
Updated	$38,885	$32,454	$48,526	N/A	$119,865

					YTD
Adjusted EBITDA	Q1	Q2	Q3	Q4	Fiscal 2026
As reported	$65,060	$60,478	$84,615	N/A	$210,153
Impact of adjustment	2,151	-	N/A	N/A	2,151
Updated	$67,211	$60,478	$84,615	N/A	$212,304

					YTD
Adjusted EPS − Diluted	Q1	Q2	Q3	Q4	Fiscal 2026
As reported	$0.74	$0.65	$0.98	N/A	$2.37
Impact of adjustment	0.04	-	N/A	N/A	0.04
Updated	$0.78	$0.65	$0.98	N/A	$2.41